Exhibit 10.1

EXECUTION VERSION

INCREMENTAL TERM LOAN COMMITMENT AGREEMENT

BANK OF AMERICA, N.A.

July 2, 2015

OCI Beaumont LLC

5470 N. Twin City Highway

Nederland, TX 77627

Re: Incremental Term Loan Commitments

Ladies and Gentlemen:

1.	Introduction.

Reference is hereby made to that certain Term Loan Credit Agreement dated as of August 20, 2013 (as amended, restated, supplemented or modified from time to time, the “Credit Agreement”), among OCI Beaumont LLC, a Texas limited liability company (the “Borrower”), OCI USA Inc., a Delaware corporation (“Holdings”), OCI Partners LP, a Delaware limited partnership (the “MLP”), the lenders party thereto from time to time (the “Lenders”), Barclays Bank PLC, as Syndication Agent, Citibank, N.A., as Documentation Agent, and Bank of America, N.A., as administrative agent (the “Administrative Agent”). Unless otherwise defined herein, capitalized terms used in this Agreement shall have the meanings set forth in the Credit Agreement.

2.	Agreement of Incremental Term Loan Lenders.

Each Lender (each an “Incremental Term Loan Lender”) party to this letter agreement (this “Agreement”) hereby severally agrees to provide the Incremental Term Loan Commitment set forth opposite its name on Annex I attached hereto (for each such Incremental Term Loan Lender, its “Incremental Term Loan Commitment”). Each Incremental Term Loan Commitment provided pursuant to this Agreement shall be subject to the terms and conditions set forth in the Credit Agreement, including Section 2.15 thereof.

Each of the Incremental Term Loan Lenders, the Borrower, Holdings, the MLP and the Administrative Agent acknowledges and agrees that the Incremental Term Loan Commitments provided pursuant to this Agreement shall be designated as the “Term B-3-C Loans” and shall constitute an increase in the Term B-3 Loans outstanding prior to the date hereof (the “Existing Term Loans”) and the Existing Term Loans and the Incremental Term Loans will collectively comprise a single Tranche of Term B-3 Loans. The Incremental Term Loans shall have terms and provisions identical to the Existing Term Loans and will constitute Term Loans and Term B-3 Loans for all purposes under the Credit Agreement.

Each Incremental Term Loan Lender and the Borrower further agree that, with respect to the Incremental Term Loan Commitments provided by each Incremental Term Loan Lender pursuant to this Agreement, each Incremental Term Loan Lender shall receive such fees, if any, as are specified in Annex I attached hereto, which fees shall be due and payable to each Incremental Term Loan Lender upon the Agreement Effective Date (as defined below).

Each Incremental Term Loan Lender party to this Agreement (i) confirms that it has received a copy of the Credit Agreement and the other Credit Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement and, to the extent applicable, to become a Lender under the Credit Agreement, (ii) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, (iii) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Credit Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto, (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender, and (v) in the case of each lending institution organized under the laws of a jurisdiction outside the United States, attaches the applicable forms described in Section 5.04(c) of the Credit Agreement certifying as to its entitlement to a complete exemption from United States withholding taxes with respect to all payments to be made under the Credit Agreement and the other Credit Documents. Upon the satisfaction of the conditions precedent set forth in Section 9 of Annex I hereto (such date, the “Agreement Effective Date”), each Incremental Term Loan Lender party hereto agreeing to provide an Incremental Term Loan Commitment pursuant to this Agreement (i) shall be obligated to make the Incremental Term Loans provided to be made by it as provided in this Agreement on the terms, and subject to the terms and conditions, set forth in the Credit Agreement and (ii) to the extent provided in this Agreement, shall have the rights and obligations of a Lender thereunder and under the other Credit Documents. The Incremental Term Loans shall be made available in a single drawing on the Agreement Effective Date, and the Incremental Term Loan Commitments provided pursuant to this Agreement shall expire upon the borrowing of the Incremental Term Loans on the Agreement Effective Date.

The Borrower acknowledges and agrees that it shall be liable for all Obligations with respect to the Incremental Term Loan Commitments provided hereby including, without limitation, any Term Loans made pursuant thereto. By acknowledging this Agreement, each Credit Party hereby agrees that all Obligations with respect to Incremental Term Loan Commitments shall be entitled to the benefits of (i) the Guaranty of such Credit Party and shall constitute guaranteed Obligations and (ii) each Security Document and shall constitute Obligations thereunder.

3.	Effect of this Agreement.

Except as expressly set forth herein, this Agreement shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or any other Credit Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. As of the Agreement Effective Date, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference in the other Credit Documents to the Credit Agreement (including, without limitation, by means of words like “thereunder,” “thereof” and words of like import), shall mean and be a reference to the Credit Agreement as amended hereby, and this Agreement and the Credit Agreement shall be read together and construed as a single instrument. This Agreement shall constitute a Credit Document.

4.	Acknowledgement and Reaffirmation.

Each Credit Party hereby expressly acknowledges, (i) all of its obligations under the Holdings and MLP Guaranty, the Subsidiaries Guaranty, the Security Agreement and the other Security Documents to which it is a party are reaffirmed and remain in full force and effect on a continuous basis, (ii) its grant of security interests pursuant to the Security Agreement and the other Security Documents are reaffirmed and remain in full force and effect after giving effect to this Agreement, (iii) the Obligations include, among other things and without limitation, the due and punctual payment of the principal of, interest on, and premium (if any) on, the Incremental Term Loans; (iv) neither the modification and/or supplementation of the Credit Agreement effected pursuant to this Agreement nor the execution, delivery, performance or effectiveness of this Agreement impairs the validity, effectiveness or priority of the Liens granted pursuant to any Security Document, and such Liens continue unimpaired with the same priority to secure repayment of all Obligations (including the Incremental Term Loans), whether heretofore or hereafter incurred or requires that any new filings be made or other action taken to perfect or to maintain the perfection of such Liens, and (v) except as expressly set forth herein, the execution of this Agreement shall not operate as a waiver of any right, power or remedy of the Administrative Agent or Lenders, constitute a waiver of any provision of any of the Credit Documents or serve to effect a novation of the Obligations.

5.	Post-Closing.

Each of the deliverables set forth in Section 10 of Annex I hereto shall be delivered within the timeframe set forth therein.

THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

[Signature pages follow]

Very truly yours,

BANK OF AMERICA, N.A.

By:	/s/ Anand Melvani
Name: Anand Melvani Title: Managing Director

[Incremental Term Loan Commitment Agreement]

Agreed and Accepted this 2nd day of July, 2015:

OCI BEAUMONT LLC

By:	/s/ Frank Bakker
	Name:	Frank Bakker
	Title:	President

Acknowledged and agreed this 2nd day of July, 2015:

OCI USA INC.

By:	/s/ Kevin Struve
	Name:	Kevin Struve
	Title:	President and Secretary

OCI PARTNERS LP

By: OCI GP LLC, as its General Partner

By:	/s/ Frank Bakker
	Name:	Frank Bakker
	Title:	President and Chief Executive Officer

[Incremental Term Loan Commitment Agreement]

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Anand Melvani
Name: Anand Melvani Title: Managing Director

[Incremental Term Loan Commitment Agreement]

ANNEX I

TERMS AND CONDITIONS FOR

INCREMENTAL TERM LOAN COMMITMENT AGREEMENT

1.	Incremental Term Loan Commitment Amounts (as of the Agreement Effective Date):

Name of Lender	Amount of Incremental Term Loan Commitment
Bank of America, N.A.	$50,000,000.00
Total	$50,000,000.00

2.	Designation of Tranche of Incremental Term Loan Commitments (and Incremental Term Loans to be funded thereunder): Term B-3-C Loans (fungible increase to the existing Term B-3 Loans made on April 4, 2014).

3.	Initial Incremental Term Loan Maturity Date: August 20, 2019.

4.	Dates for, and amounts of, Scheduled Incremental TL Repayments: Same as applicable to Scheduled Incremental TL Repayment dates for existing Term B-3 Loan tranche under the Credit Agreement (with the amount of each Scheduled Repayment to comply with the requirements of Section 2.15(c)(ii) of the Credit Agreement for such Tranche).

5.	Rules for application of voluntary and mandatory prepayments: Same as applicable to existing Term B-3 Loan tranche under the Credit Agreement.

6.	Upfront fee: None.

7.	Interest rates for Incremental Term Loans: Same as applicable to existing Term B-3 Loan tranche as provided in the definition of Applicable Margin contained in the Credit Agreement.

8.	Maximum number of drawings permitted with respect to the Incremental Term Loan Commitments provided pursuant to the Incremental Term Loan Commitment Agreement to which this Annex I is attached: 1.

9.	The obligation of the Incremental Term Loan Lenders to make the Incremental Term Loans pursuant to the Incremental Term Loan Commitments provided hereby by such Incremental Term Loan Lenders is subject at the time of the making of such Incremental Term Loans to the following conditions:

(a) Certain Documents. The Administrative Agent shall have received each of the following, each dated the Agreement Effective Date unless otherwise indicated or agreed to by the Administrative Agent and each in form and substance reasonably satisfactory to the Administrative Agent:

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(i) counterparts of the Incremental Term Loan Commitment Agreement that, when taken together, bear the signatures of (A) Holdings, (B) the Borrower, (C) the MLP, and (D) each Incremental Term Loan Lender;

(ii) a Note executed by the Borrower in favor of each Incremental Term Loan Lender that requests a Note reasonably in advance of the Agreement Effective Date;

(iii) a Notice of Borrowing relating to the Incremental Term Loans;

(iv) a certificate from each Credit Party signed by a Responsible Officer of such Credit Party, and attested to by the Secretary or any Assistant Secretary of such Credit Party, with appropriate insertions, together with copies of the certificate or articles of incorporation and by-laws (or equivalent organizational documents), as applicable, of such Credit Party and the resolutions of such Credit Party referred to in such certificate, and each of the foregoing shall be in form and substance reasonably satisfactory to the Administrative Agent;

(v) good standing certificates and bring-down telegrams or facsimiles, if any, for the Credit Parties which the Administrative Agent may reasonably have requested, certified by proper governmental authorities;

(vi) a certificate signed on behalf of the Borrower (and not in any individual capacity) by a Responsible Officer of the Borrower certifying on behalf of the Borrower that each of the conditions set forth in this Section 9 have been satisfied and that the Incremental Term Loans are being incurred pursuant to clause (a) of the definition of “Incremental Amount”;

(vii) an opinion of Latham & Watkins LLP, special counsel to the Credit Parties, addressed to the Administrative Agent and each of the Lenders, in form and substance and reasonably satisfactory to the Administrative Agent; and

(viii) with respect to any parcel of improved Mortgaged Property, a completed “Life-of-Loan” Federal Emergency Management Agency standard flood hazard determination (together with a notice about special flood hazard area status and flood disaster assistance duly executed by the Borrower and each applicable Credit Party) together with a copy of, or a certificate as to coverage under, and a declaration page relating to, the insurance policies required by Section 9.03 of the Credit Agreement (including, without limitation, flood insurance policies) and the applicable provisions of the Security Documents, each of which (i) shall be endorsed or otherwise amended to include a “standard” or “New York” lender’s loss payable or mortgagee endorsement (as applicable), (ii) shall name the Collateral Agent, on behalf of the Guaranteed Creditors, as additional insured, (iii) in the case of flood insurance, shall (a) identify the addresses of each

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property located in a special flood hazard area, (b) indicate the applicable flood zone designation, the flood insurance coverage and the deductible relating thereto and (c) provide that the insurer will give the Collateral Agent 45 days’ written notice of cancellation or non-renewal if permitted by applicable law and (iv) shall be otherwise in form and substance satisfactory to the Administrative Agent.

(b) Representations and Warranties. All representations and warranties of the Borrower and each other Credit Party contained in Section 8 of the Credit Agreement or any other Credit Document shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) on and as of the Agreement Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) as of such earlier date.

(c) Absence of Defaults. After giving effect to this Agreement, no Default or Event of Default shall have occurred and be continuing on and as of the Agreement Effective Date.

(d) Fees and Expenses Paid. The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Agreement Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses (including the legal fees and expenses of Cahill Gordon & Reindel LLP, counsel to the Administrative Agent) required to be reimbursed or paid by the Borrower on or prior to the Agreement Effective Date hereunder or under any other Credit Document.

(e) Financial Condition. The Administrative Agent shall have received certification as to the solvency of Holdings and its Subsidiaries, on a consolidated basis, (after giving effect to this Agreement) from a Responsible Officer of Holdings.

10.	Within 30 days after the Agreement Effective Date (or such later date as the Administrative Agent may agree in its sole discretion), the Borrower will take, or shall cause the applicable Credit Party to take, any actions deemed reasonably advisable by the Administrative Agent or Collateral Agent due to this Agreement to preserve or continue the perfection and priority of liens and security interests granted under the Mortgage to the Collateral Agent for the benefit of the Guaranteed Creditors securing the Obligations, including without limitation mortgage amendments, opinions of counsel and title endorsements, to the extent available.

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